UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2019

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareowners of PPL Corporation ("PPL" or the "Company") held on May 14, 2019, the shareowners:

Elected all nine nominees for the office of director. The votes for individual nominees were:

	Number of Votes
	For	Against	Abstain	Broker Non-Vote
John W. Conway	451,933,836	21,590,513	1,454,762	119,284,626
Steven G. Elliott	468,378,511	5,186,428	1,414,172	119,284,626
Raja Rajamannar	465,436,374	7,803,274	1,739,463	119,284,626
Craig A. Rogerson	456,570,030	16,102,796	1,511,573	119,284,626
William H. Spence	454,601,056	18,329,074	2,048,981	119,284,626
Natica von Althann	466,617,391	6,797,014	1,564,706	119,284,626
Keith H. Williamson	461,564,137	11,834,797	1,580,177	119,284,626
Phoebe A. Wood	464,915,798	8,545,293	1,518,020	119,284,626
Armando Zagalo de Lima	467,813,098	5,541,096	1,624,917	119,284,626

Approved, on an advisory basis, the 2018 compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
399,531,912	71,258,628	4,187,749	119,285,448

Ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstain	Broker Non-Vote
587,745,591	4,510,450	2,007,696	0

Note: Totals exclude any last fractional share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 14, 2019